                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The  undersigned  hereby  consents to the references to our firm in the form and context in which they appear in the Annual  Report on Form 10-K of St. Mary Land and Exploration  Company for the year ended December 31, 2002. We hereby further consent to the use of  information  contained in our  reports,  as of January 1,
2003,  2002 and 2001 setting  forth the estimates of revenues from St. Mary Land
&  Exploration  Company's  oil and gas reserves.  We further  consent to the incorporation  by  reference  thereof  into  St.  Mary  Land  &  Exploration
Company's   Form  S-8   (Registration   Statement  No.   033-61850),   Form  S-8
(Registration  Statement No.  333-30055),  Form S-8 (Registration  Statement No.
333-58273),  and Form S-8  (Registration  Statement No.  333-35352) and Form S-3
(Registration Statement No. 333-88712).

                                                     Very truly yours,

                                                /s/ RYDER SCOTT COMPANY, L.P.
                                                -----------------------------
                                                RYDER SCOTT COMPANY, L.P.

Denver, Colorado,
    March 12, 2003.